Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-58407 and No. 333-61488) pertaining to the ADC Telecommunications, Inc. Retirement Savings Plan of our report dated June 24, 2004, with respect to the financial statements and schedule of the ADC Telecommunications, Inc. Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2003.

/s/ Ernst & Young LLP

Minneapolis, Minnesota
June 24, 2004